POWER OF ATTORNEY

Each person whose signature appears below (the “Principals”) hereby constitutes and appoints John E. Schadl with full power to act, as the true and lawful attorney-in-fact and agent, with full and several power of substitution and re-substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (“Commission”), any and all registration statements on Form N-1A (or any successors thereto), any and all amendments (including without limitation pre-effective and post- effective amendments) thereto, any and all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, or any other forms of documents and to perform any and all such acts as such attorney-in-fact and agent may deem necessary or advisable to enable the following named persons that are registered with the Commission (the “Registrants”) to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; and granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the relevant Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof:

Vanguard Wellington Fund (2-11444) Vanguard Windsor Funds (2-14336) Vanguard World Fund (2-17620) Vanguard Explorer Fund (2-27203) Vanguard Wellesley Income Fund (2-31333) Vanguard Fixed Income Securities Funds (2- 47371)

Vanguard Money Market Reserves (2-52698) Vanguard Index Funds (2-56846)

Vanguard Municipal Bond Funds (2-57689) Vanguard Trustees’ Equity Fund (2-65955-99) Vanguard Specialized Funds (2-88116) Vanguard Chester Funds (2-92948)

Vanguard California Tax-Free Funds (33-1569) Vanguard Massachusetts Tax-Exempt Funds (333-63579)

Vanguard Funds (33-48863) Vanguard CMT Funds (333-111362) Vanguard Montgomery Funds (333-145624) Vanguard New York Tax-Free Funds (33-2908)

Vanguard Pennsylvania Tax-Free Funds (33- 2907)

Vanguard New Jersey Tax-Free Funds (33- 17351)

Vanguard Ohio Tax-Free Funds (33-34261) Vanguard Quantitative Funds (33-8553) Vanguard Fenway Funds (33-19446) Vanguard Malvern Funds (33-23444) Vanguard International Equity Index Funds (33- 32548)

Vanguard Variable Insurance Funds (33-32216) Vanguard STAR Funds (2-88373)

Vanguard Whitehall Funds (33-64845) Vanguard Tax-Managed Funds (33-53683) Vanguard Scottsdale Funds (333-11763) Vanguard Horizon Funds (33-56443) Vanguard Institutional Index Funds (33-34494) Vanguard Admiral Funds (33-49023) Vanguard Bond Index Funds (33-6001) Vanguard Charlotte Funds (333-177613)

This Power of Attorney shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

The Principals hereby revoke all powers of attorney which they may have heretofore granted regarding the subject matter hereof. All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

Each of the Principals has executed this Power of Attorney in the capacity and on the date indicated opposite their name. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

NAME	TITLE	DATE
/s/ Salim Ramji	Chief Executive Officer	July 8, 2024
Salim Ramji

PROPOSED RESOLUTION

APPROVAL OF A POWER OF ATTORNEY

RESOLVED, that the proposed Power of Attorney, in substantially the form presented, constituting and appointing John E. Schadl as attorney-in-fact and agents for (i) each of the Directors, Trustees, principal executive officer and principal financial and accounting officer of the investment companies that are listed in the proposed Power of Attorney (each of such investment companies, a “Vanguard Company”); and (ii) each of the Vanguard Companies, for the purpose of executing and filing for and on behalf of the Vanguard Companies all requisite papers and documents (including registration statements and pre- and post-effective amendments thereto) with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, is hereby approved and may be executed by each designated Director/Trustee, officer and Vanguard Company.